UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2019

CURO GROUP HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38315	90-0934597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 North Ridge Road, Wichita, Kansas	67205
(Address of Principal Executive Offices)	(Zip Code)

(316) 425-1410

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Consent Solicitation

On February 1, 2019, CURO Group Holdings Corp. (the “Company”) launched a consent solicitation of the holders (“Holders”) of all of its 8.250% Senior Secured Notes due 2025 (the “Notes”). The Company is requesting consent to implement one or more of the “Proposed Transactions” and to provide a one-time waiver with respect to certain provisions contained in the indenture governing the Notes to permit the implementation of any of the “Proposed Transactions” (the “Proposed Waiver/Consent”). The Proposed Waiver/Consent requires the receipt of consents from Holders holding a majority in aggregate principal amount of the outstanding Notes to become effective. For a description of the “Proposed Transactions,” please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 31, 2019 which description is incorporated herein by reference.

Promptly following the expiration of the consent solicitation, subject to the satisfaction or waiver of the conditions set forth therein, the Company will pay to each Holder whose consents have been validly delivered (and not validly revoked) at or prior to the expiration of the consent solicitation, a cash payment of $10.00 per $1,000 in aggregate principal amount of Notes held by such consenting Holder.

About CURO

CURO Group Holdings Corp. (NYSE: CURO), operating in three countries and powered by its fully integrated technology platform, is a market leader by revenues in providing short-term credit to underbanked consumers. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States and expanding to offer online loans and financial services across three countries. Today, CURO combines its market expertise with a fully integrated technology platform, omni-channel approach and advanced credit decisioning to provide an array of short-term credit products across all mediums. CURO operates under a number of brands including Speedy Cash, Rapid Cash, Cash Money, LendDirect, Avío Credit, WageDayAdvance, Juo Loans, and Opt+. With over 20 years of operating experience, CURO provides financial freedom to the underbanked.

Forward-Looking Statements

This current report contains forward-looking statements. These forward-looking statements include statements related to our expectations regarding the “Proposed Transactions” in the United Kingdom, and proposed timing of these matters and our future outlook for our United Kingdom business. In addition, words such as “as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions and judgments, including decisions made by regulatory authorities in the United Kingdom. Our ability to execute on our business strategy and our ability to accurately predict our future financial results. These assumptions and judgments may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There are important factors both within and outside of our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors include actions of regulators and the negative impact of those actions on our business; errors in our internal forecasts; our level of indebtedness; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties would could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure or third parties who provide products, services or support to us; disruption to our relationships with banks and other third-part electronic payment solutions providers; disruption caused by employee or third-party theft and errors as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of February, 2019.

CURO Group Holdings Corp.

By:	/s/ Vin Thomas
Name:	Vin Thomas
Title:	Chief Legal Officer